UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders
(a)	Grubhub Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (“Annual Meeting”) on May 11, 2017.
(b)	Stockholders voted on the matters set forth below.
1.

Each of the Class II director nominees to the Board of Directors (the “Board”) was elected to hold office until the Company’s 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.  The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Lloyd Frink	59,136,602	9,639,938	4,416,378
Girish Lakshman	59,137,890	9,638,650	4,416,378
Keith Richman	57,674,007	11,102,533	4,416,378
2.

Stockholders ratified the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The voting results were as follows:

Votes For	Votes Against	Abstentions
73,146,928	40,432	5,558
3.	Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,624,349	135,768	16,423	4,416,378
(c)	Not applicable.
(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: May 11, 2017	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer